DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

Registration No. 811-06324
FORM N-SAR
Annual Period Ended November 30, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77I: Terms of new or amended securities

On August 19, 2015, the Board of Trustees of Delaware Group Global & International Funds (the ?Registrant?) unanimously voted and approved a proposal to create a new fund, the Delaware Macquarie Asia Select Fund. The fund registration took effect on December 1, 2015. This information is herein incorporated by reference to the Registrant?s prospectus and statement of additional information dated December 1, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-15-003585).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q.1(e) Amendment No. 3 to Exhibit A of the Investment Management Agreement (January 4, 2010) between Delaware Group Global & International Funds and Delaware Management Company, a series of Delaware Management Business Trust, dated December 1, 2015, attached as Exhibit.
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